UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
The Securities Exchange Act of 1934

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FRANKLIN CAPITAL CORPORATION

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FRANKLIN CAPITAL CORPORATION
100 WILSHIRE BOULEVARD, 15TH FLOOR, SUITE 1500
SANTA MONICA, CALIFORNIA 90401
(310) 752-1416

FOR IMMEDIATE RELEASE

FRANKLIN CAPITAL CORPORATION WILL SEEK STOCKHOLDER APPROVAL TO
EFFECT A TWO-FOR-ONE STOCK SPLIT OF THE COMMON STOCK

SANTA MONICA, CALIFORNIA, January 4, 2005 – Franklin Capital Corporation (AMEX: FKL) announced today that its Board of Directors has unanimously determined to seek stockholder approval at its 2004 annual meeting of stockholders to effect a two-for-one split of Franklin Capital’s common stock. The stock split would increase the number of shares of Franklin Capital’s common stock outstanding from approximately 1.5 million to approximately 3.0 million shares of common stock.

“The increase in the number of outstanding shares of Franklin Capital’s common stock and the lower market price per share expected to result from the stock split is designed to broaden the market for, and improve the marketability and liquidity of, the common stock and ultimately increase the number of stockholders of Franklin Capital,” said Milton “Todd” Ault, III, the Chairman and Chief Executive Officer of Franklin Capital. “Franklin Capital believes that the stock split is another important step in the execution of the strategic restructuring plan that it announced in June 2004 and will make its common stock more accessible to a broader range of investors.”

ADDITIONAL INFORMATION

Franklin Capital will file a proxy statement in connection with its 2004 annual meeting of stockholders. Franklin Capital’s stockholders are advised to read the proxy statement relating to the annual meeting of stockholders of Franklin Capital when it becomes available, as it will contain important information. Stockholders will be able to obtain this proxy statement, any amendments or supplements thereto, and any other documents filed by Franklin Capital with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. In addition, Franklin Capital will mail the proxy statement to each stockholder of record on the record date to be established for 2004 annual meeting of stockholders of Franklin Capital. Copies of the proxy statement and any amendments and supplements thereto will also be available for free by writing to Corporate Secretary, Franklin Capital Corporation, 100 Wilshire Boulevard, Suite 1500, Santa Monica, CA 90401.

Franklin Capital, its directors and its executive officers may be deemed to be participants in the solicitation of proxies in connection with the 2004 annual meeting of stockholders. Information regarding these participants is contained in a filing under Rule 14a-12 of the Securities and Exchange Act of 1934 filed by Franklin Capital Corporation with the SEC on January 3, 2005.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements. These forward-looking statements can generally be identified as such because the context of the statement will include words such as Franklin Capital “expects,” “should,” “believes,” “anticipates” or words of similar import. Stockholders, potential investors and other readers are cautioned that these forward-looking statements are predictions based only on current information and expectations that are inherently subject to risks and uncertainties that could cause future events or results to differ materially from those set forth or implied by the forward-looking statements. Certain of those risks and uncertainties are discussed in the Franklin Capital’s filings with the Securities and Exchange Commission, including Franklin Capital’s annual report on Form 10-K and quarterly reports on Form 10-Q. These forward-looking statements are only made as of the date of this press release and Franklin Capital does not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:

Milton “Todd” Ault III
Chairman and Chief Executive Officer
Franklin Capital Corporation
Santa Monica, California 90401
Telephone: (310) 752-1416